UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2011

ALPHA APPALACHIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Alpha Place, P.O. Box 2345,

Abingdon, VA 24212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(276) 619-4410

Massey Energy Company

4 North 4th Street, Richmond, Virginia 23219

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503 of the Dodd-Frank Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the Mine Safety and Health Administration (“MSHA”).

On May 31, 2011, Independence Coal Company, Inc., a subsidiary of Alpha Appalachia Holdings, Inc. (formerly Massey Energy Company) (the “Company”), received an imminent danger order under section 107(a) of the Mine Act alleging that a mine foreman traveled under a hazardous roof condition in the Justice #1 Mine. Danger signs were installed, cordoning off the area of concern. No injuries occurred as a result of the cited condition, and the order was terminated on May 31, 2011.

On May 31, 2011, Martin County Coal Corporation, a subsidiary of the Company, received an imminent danger order under section 107(a) of the Mine Act alleging that an imminent danger existed with respect to the roof conditions at the White Cabin #9 Mine. Danger signs were installed, cordoning off the area of concern, and additional roof support was installed. No injuries occurred as a result of the cited condition, and the order was terminated on May 31, 2011.

On June 1, 2011, Elk Run Coal Company, Inc., a subsidiary of the Company, received an imminent danger order under section 107(a) of the Mine Act alleging that an area of roof in the Roundbottom Powellton Deep Mine was not properly supported or otherwise controlled. Danger signs, cordoning off the area, had previously been installed, and supplemental roof support was installed. No injuries occurred as a result of the cited condition, and the order was terminated on June 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA APPALACHIA HOLDINGS, INC.

June 6, 2011	By:	/S/ VAUGHN R. GROVES
		Name:	Vaughn R. Groves
		Title:	Executive Vice President,
General Counsel and Secretary